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                                                                  EXHIBIT 23.3.2




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Calgene, Inc. on Form S-8, of our reports dated September 22, 1995 (except for
Note 9, as to which the date is December 29, 1995) and October 29, 1993 accompanying the consolidated financial statements of Gargiulo L.P. and Subsidiaries and the combined financial statements of NTGargiulo Inc. and Affiliates, respectively, appearing in the Prospectus which is part of the Registration Statement on Form S-4 of Calgene II, Inc., for the registration of 31,290,445 shares of its common stock.


DELOITTE & TOUCHE LLP
Miami, Florida

June 19, 1996